UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Accenture Holdings plc
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ACCENTURE HOLDINGS PLC

Notice of Annual General Meeting of Shareholders
to be held on February 1, 2016

The shareholders of Accenture Holdings plc, an Irish public limited company registered with the Irish Registrar of Companies under the registration number 560222, with registered and principal executive offices at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland (“Accenture Holdings”), are cordially invited to attend the
ANNUAL GENERAL MEETING

which will be held on February 1, 2016, at 1:00 pm, local time, at Accenture’s New York Office, located at 1345 Avenue of the Americas, 6th Floor, New York, New York 10105, USA (the “Annual General Meeting”) with the following agenda of proposals:

1.	to grant the Board of Directors (the “Board”) of Accenture Holdings the authority to issue shares under Irish law;

2.	to grant the Board the authority to opt-out of statutory pre-emption rights under Irish law;

3.	to authorize Accenture International S.à.r.l. to purchase ordinary shares off-market; and

4.	to determine the price range at which Accenture Holdings can re-allot shares that it acquires as treasury shares under Irish law.
The foregoing proposals are more fully described in the information statement accompanying this notice.
Shareholders may also participate by attending at Accenture plc’s Dublin office, located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland at 6:00 pm local time by video conference.
During the Annual General Meeting, our Irish financial statements for the period from April 10, 2015 (incorporation) to August 31, 2015 and the reports of the Board of Accenture Holdings and of the external auditors of Accenture Holdings thereon will be available for inspection and consideration by our shareholders.
Copies of this information statement and our Irish financial statements for the period from April 10, 2015 (incorporation) to August 31, 2015, which include the reports of the Board and of the external auditors of Accenture Holdings on Accenture Holdings’ 2015 Irish financial statements, are accessible through the Investor Relations section of the Accenture plc website. You may also request any of these materials and information in print free of charge by making a written request to Accenture Holdings plc c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, United States of America, Attention: Secretary; or at Accenture Holdings’ registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland: Attention: Secretary.
The Board has fixed 11:59 p.m., local time in Ireland on December 7, 2015 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting. This means that only those persons who were registered holders of Accenture Holdings ordinary shares at such time on that date will be entitled to receive notice of the Annual General Meeting and to attend and vote at the Annual General Meeting.
The Board is not asking you for a proxy in connection with the Annual General Meeting, and you are requested not to send us a proxy.
Important Notice Regarding the Availability of the Notice of Annual General Meeting of Shareholders and Information Statement for the Annual General Meeting To Be Held on February 1, 2016: This Notice of Annual General Meeting of Shareholders and Information Statement and our Irish financial statements, which include the reports of the Board of Directors of Accenture Holdings and of the external auditors of Accenture Holdings thereon, are available on the Investor Relations section of the Accenture plc website (http://investor.accenture.com). Information on the website is not incorporated herein by reference.

By Order of the Board of Directors

Dated: December 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999, 2015

INFORMATION STATEMENT

GENERAL INFORMATION
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Date, Time and Place
This information statement is provided to the shareholders of Accenture Holdings, an Irish public limited company with registered and principal executive offices at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland (“Accenture Holdings” or the “Company”) and registered with the Irish Registrar of Companies under the registration number 560222, in connection with the annual general meeting of Accenture Holdings’ shareholders to be held at 1:00 pm local time on February 1, 2016 (the “Annual General Meeting”). The Annual General Meeting will be held at Accenture’s New York Office, located at 1345 Avenue of the Americas, 6th Floor, New York, New York 10105, USA. Shareholders may also participate by attending at Accenture’s Dublin office, located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland at 6:00 pm local time by video conference. This information statement is first being sent to shareholders on or about December 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999, 2015.
Who Can Vote; Votes Per Share
All persons who are registered holders of Accenture Holdings ordinary shares at 11:59 p.m., local time in Ireland, on December 7, 2015 (the “record date”) are shareholders of record for the purposes of the Annual General Meeting and will be entitled to vote at the Annual General Meeting. As of such time, there were 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999 outstanding ordinary shares of Accenture Holdings (which number does not include issued shares held by Accenture Holdings and/or its subsidiaries) held by 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999 shareholders of record. 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999 of those outstanding shares were held by Accenture plc, the controlling shareholder of Accenture Holdings (together with its controlled subsidiaries, “Accenture”). These shareholders of record will be entitled to one vote per ordinary share of Accenture Holdings on all matters submitted to a vote of shareholders, so long as those votes are represented at the Annual General Meeting. Your shares will be represented if you attend and vote at the Annual General Meeting in person or by proxy, which proxy need not be a shareholder of the Company. While we are not requesting a proxy from you and no further votes are necessary to approve the matters scheduled to be voted on at the Annual General Meeting, you are entitled under Irish law to vote in person or by proxy. Any proxy, in the form prescribed by the Irish Companies Act 2014, must be properly signed and dated and received no later than 12:00 pm local time in Ireland on January 29, 2016.
Quorum and Voting Requirements
Under Accenture Holdings’ Articles of Association, no business shall be transacted at the Annual General Meeting unless a quorum is present. A quorum requires the presence of at least one person holding or representing by proxy (whether or not such holder actually exercises his voting rights in whole, in part or at all at the meeting) more than 50% of the total issued voting rights of ordinary shares of Accenture Holdings. Abstentions will be counted as present for purposes of determining whether there is a quorum. Accenture plc held 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999% of the aggregate outstanding Accenture Holdings ordinary shares as of the record date, and, accordingly, a quorum will be present at the Annual General Meeting.
Accenture plc intends to vote all of the shares that it holds in favor of approving each of the proposals set out in the agenda of the Annual General Meeting. As Accenture plc held 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999% of the aggregate outstanding Accenture Holdings ordinary shares as of the record date, Accenture plc has the power, acting by itself, to approve all matters scheduled to be voted upon at the Annual General Meeting.
The chart below summarizes the voting requirements for each of the proposals set out in the agenda of the Annual General Meeting. Abstentions will not affect the voting results.

Proposals	Required Approval
1. Grant Board Authority to Issue Shares	Majority of Votes Cast
2. Grant Board Authority to Opt-Out of Statutory Pre-emption Rights	75% of Votes Cast
3. Authorization of Accenture International S.à.r.l. to Purchase Ordinary Shares Off-Market	75% of Votes Cast
4. Determine Price Range for the Re-Allotment of Treasury Shares	75% of Votes Cast

ITEMS OF BUSINESS FOR THE ANNUAL GENERAL MEETING
The agenda for the Annual General Meeting includes the following proposals:
Proposal No. 1—To grant the Board the authority to issue shares under Irish law
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current authorization, approved by shareholders in connection with the adoption of our Articles of Association on July 10, 2015, will expire on February 26, 2017. The authority sought under this proposal replaces our current authorization, and it is intended that this authority will be sought at each subsequent annual general meeting of the Company.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland. This authority is fundamental to our business and enables us to issue shares, including, if applicable, to facilitate share transactions between Accenture Holdings and Accenture plc and to facilitate our shareholders’ ability to exchange their Accenture Holdings shares for shares in Accenture plc. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below.
As required under Irish law, the resolution in respect of proposal no. 1 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast. Accenture plc has the power, acting by itself, to approve this proposal no. 1.
The text of the resolution in respect of proposal no. 1 is as follows:
“That the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot and issue relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal amount of the authorized but unissued ordinary share capital of the Company as of the date of this resolution, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot and issue relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Proposal No. 2—To grant the Board the authority to opt-out of statutory pre-emption rights under Irish law
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). When our shareholders approved the adoption of our Articles of Association on July 10, 2015, the Board was granted the authority to opt-out of the statutory pre-emption rights provision of Irish law, which authorization will expire on February 26, 2017. The authority sought under this proposal replaces our current authorization, and it is intended that this authority will be sought at each subsequent annual general meeting of the Company.
Similar to the authorization sought for proposal no. 1, this authority is fundamental to our business and, if applicable, will enable share transactions between Accenture Holdings and Accenture plc and will facilitate our shareholders’ ability to exchange their Accenture Holdings shares for shares in Accenture plc. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders.
As required under Irish law, the resolution in respect of proposal no. 2 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. Accenture plc has the power, acting by itself, to approve this proposal no. 2.
The text of the resolution in respect of proposal no. 2 is as follows:
“As a special resolution, that, subject to the passing of the resolution in respect of proposal no. 1 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by proposal no. 1 as if sub-section (1) of Section 1022 of that Act did not apply to any such allotment. The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Proposal No. 3—To authorize Accenture International S.à.r.l. to purchase ordinary shares off-market
In order to fund certain share management transactions, including: (a) the redemption of ordinary shares of Accenture Holdings held by members of Accenture Leadership (which is comprised of managing directors and senior managing directors, along with members of the Accenture global management committee (Accenture’s primary management and leadership team, which consists of 20 of its most senior leaders)); and (b) open market purchases by Accenture plc of its Class A ordinary shares, it is proposed that, on the instruction of Accenture Holdings, Accenture International S.à.r.l. be authorized to purchase ordinary shares of Accenture Holdings.
Under Irish law, Accenture International S.à.r.l., as a subsidiary of Accenture Holdings, may only purchase ordinary shares of Accenture Holdings pursuant to a purchase contract that has been authorized by special resolution of the shareholders of Accenture Holdings before entry into the contract. Pursuant to the proposed purchase contract, Accenture International S.à.r.l. will agree to purchase ordinary shares of Accenture Holdings plc on receipt of an instruction from Accenture Holdings plc, at a price and in accordance with the terms of that instruction. It is not intended that ordinary shares of Accenture Holdings held by Accenture plc will be purchased pursuant to this resolution. Off-market purchases of ordinary shares of Accenture Holdings were previously approved by our shareholders on July 10, 2015. The authority sought under this proposal replaces our current authorization, which will expire on February 26, 2017. Irish law requires that this authorization be renewed by our shareholders every 18 months, and it is therefore intended that this authority will be sought at each subsequent annual general meeting of the Company.
As required by Irish law, the proposed purchase contract is available for inspection at our registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland and will remain on display at our registered office up to, and including, the date of the Annual General Meeting.
As also required by Irish law, the resolution in respect of proposal no. 3 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. Accenture plc has the power, acting by itself, to approve this proposal no. 3.
The text of the resolution in respect of proposal no. 3 is as follows:
“As a special resolution, that Accenture International S.à.r.l. is hereby generally authorized in accordance with the proposed purchase contract to make off-market purchases (as defined by Section 1075 of the Companies Act 2014) of ordinary shares of the Company (excluding these shares held by Accenture plc) and the authority conferred by this resolution shall expire 18 months from the date of this resolution, unless previously renewed, varied or revoked.”
Proposal No. 4—To determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law
Under our Articles of Association, holders of our ordinary shares are entitled to have their ordinary shares redeemed for cash or for Class A ordinary shares of Accenture plc. Our Articles of Association also authorize our Board to redeem a holder’s ordinary shares at any time for Class A ordinary shares of Accenture plc using the valuation method described in our Articles of Association, where our Board receives a satisfactory opinion from an internationally recognized counsel or professional tax advisor that such redemption should be tax-free with respect to such holder. Any shares that Accenture Holdings redeems can, as a matter of Irish law, either be cancelled or held as treasury shares by Accenture Holdings.
Under Irish law, our shareholders must authorize the price range at which Accenture Holdings may re-allot any shares held in treasury shares as new shares of Accenture Holdings. In this proposal no. 4, that price range is expressed as a percentage of the minimum and maximum of the closing market price of a Class A ordinary share of Accenture plc on the day preceding the day on which the relevant share is re-alloted. Irish law requires that this authorization be renewed by our shareholders every 18 months. Our current authorization, approved by shareholders on July 10, 2015, will expire on February 26, 2017. The authority sought under this proposal replaces our current authorization, and it is intended that this authority will be sought at each subsequent annual general meeting of the Company.
The authority being sought from our shareholders provides that the minimum and maximum prices at which a treasury ordinary share may be re-alloted are 1% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under an employee share scheme or any option scheme) and 200%, respectively, of the closing market price of a Class A ordinary share of Accenture plc on the New York Stock Exchange the day preceding the day on which the relevant share is re-allotted, except as described below. Any re-allotment of treasury shares will only be at price levels that the Company considers to be in the best interests of our shareholders.
As required under Irish law, the resolution in respect of proposal no. 4 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. Accenture plc has the power, acting by itself, to approve this proposal no. 4.
The text of the resolution in respect of proposal no. 4 is as follows:
“As a special resolution, that for the purposes of Section 1078 of the Companies Act 2014, the re-allotment price range at which any treasury shares for the time being held by the Company may be re-allotted shall be as follows:
(a) The maximum price at which a treasury share may be re-allotted shall not be more than 200% of the closing price on the New York Stock Exchange of a Class A ordinary share of Accenture plc on the day preceding the day on which the relevant share is re-allotted by the Company.
(b) The minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme or any option schemes operated by Accenture or, in all other cases, not less than 1% of the closing price on the New York Stock Exchange of a Class A ordinary share of Accenture plc on the day preceding the day on which the relevant share is re-allotted by the Company.
(c) The re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of Section 109 and/or 1078 (as applicable) of the Companies Act 2014.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of More than Five Percent
As of November 30, 2015, the only person known by Accenture Holdings to be a beneficial owner (as defined below) of more than 5% of Accenture Holdings’ ordinary shares was as follows:

	Ordinary Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned		% of Shares Beneficially Owned
Accenture plc
1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland	639,494,094	(1)	96%	(1)
_______________

(1)
In addition, Accenture plc may be deemed to beneficially own 351,872,286 ordinary shares held by Accenture Holdings and wholly-owned subsidiaries of Accenture Holdings. Under Irish law, shares of Accenture Holdings held by Accenture Holdings or any of its direct or indirect subsidiaries may not be voted at meetings of the shareholders of Accenture Holdings.

Beneficial Ownership of Directors and Executive Officers
To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after November 30, 2015. For purposes of computing the percentage of outstanding Accenture Holdings ordinary shares and/or Accenture plc Class A ordinary shares and/or Class X ordinary shares held by each person or group of persons named below, any shares that such person or group of persons has the right to acquire within 60 days after November 30, 2015 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group of persons.
The following beneficial ownership table sets forth, as of November 30, 2015, information regarding beneficial ownership of Accenture Holdings ordinary shares and Accenture plc Class A ordinary shares and Class X ordinary shares held by (1) each of our directors and named executive officers and (2) all of our current directors and executive officers as a group.

Name(1)										Percentage of the Total Number of Accenture plc Class A and Class X Ordinary Shares Beneficially Owned

	Accenture Holdings Ordinary Shares(2)			Accenture plc Class A Ordinary Shares			Accenture plc Class X Ordinary Shares
	Shares Beneficially Owned	% Shares Beneficially Owned		Shares Beneficially Owned	% Shares Beneficially Owned		Shares Beneficially Owned	% Shares Beneficially Owned
Pierre Nanterme(3)	91,597	*	%	340,183	**	%	91,597	***	%	****	%
David P. Rowland(4)	—	—		23,383	**		—	—		****
Gianfranco Casati(5)	—	—		69,935	**		—	—		****
Alexander van ’t Noordende(6)	—	—		158,914	**		—	—		****
Julie Sweet(7)	—	—		15,170	**		—	—		****
Stephen Rohleder	—	—		109,451	**		—	—		****
All directors and executive officers as a group (13 persons)(8)	220,640	*	%	1,064,671	**	%	194,004	***	%	****	%

*	Less than 1% of Accenture Holdings’ ordinary shares outstanding.

**	Less than 1% of Accenture plc’s Class A ordinary shares outstanding.

***	Less than 1% of Accenture plc’s Class X ordinary shares outstanding.

****	Less than 1% of the total number of Accenture plc’s Class A ordinary shares and Class X ordinary shares outstanding.

(1)	Address for all persons listed is c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, USA.

(2)
Subject to the provisions of its Memorandum and Articles of Association, Accenture Holdings is obligated, at the option of the holder of such shares and at any time, to redeem any outstanding Accenture Holdings ordinary shares. Accenture Holdings has the option to pay the redemption price with cash or by delivering Accenture plc Class A ordinary shares generally on a one-for-one basis as provided for in the Memorandum and Articles of Association of Accenture Holdings. Each time an Accenture Holdings ordinary share is redeemed, Accenture plc has the option to, and intends to, redeem an Accenture plc Class X ordinary share from that holder, for a redemption price equal to the par value of the Accenture plc Class X ordinary share, or $0.0000225.

(3)	Includes 8,309 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from November 30, 2015.

(4)	Includes 4,831 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from November 30, 2015.

(5)	Includes 4,832 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from November 30, 2015.

(6)	Includes 14,202 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from November 30, 2015.

(7)	Includes 4,054 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from November 30, 2015.

(8)	Includes 68,064 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from November 30, 2015.

OTHER MATTERS
The Board of Directors of Accenture Holdings is not aware of any matters not set forth herein that may come before the Annual General Meeting.
Dated: December 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999, 2015